UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
February 2, 2023
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Item 3.03 Material Modification to Rights of Security Holders.

On February 6, 2023, The PNC Financial Services Group, Inc. (the “Corporation”) filed a Statement with Respect to Shares (the “Statement”) with the Secretary of State of the Commonwealth of Pennsylvania establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as the 6.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series W, $1.00 par value per share (the “Series W Preferred Stock”). The Statement was filed in connection with an Underwriting Agreement, dated as of February 2, 2023 (the “Underwriting Agreement”), among the Corporation, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and PNC Capital Markets LLC, pursuant to which the Corporation agreed to sell to the underwriters 1,500,000 depositary shares (the “Depositary Shares”) each representing a 1/100th ownership interest in a share of the Series W Preferred Stock. Each holder of a Depositary Share will be entitled to the proportional rights of a share of Series W Preferred Stock represented by the Depositary Share.

The Series W Preferred Stock ranks senior to the Corporation’s common stock, equally with the Corporation’s outstanding Series B, O, R, S, T, U and V Preferred Stock, and at least equally with each other series of preferred stock the Corporation may issue (except for any senior securities that may be issued with the requisite consent of the holders of the Series W Preferred Stock and all parity stock), with respect to payments of dividends and distributions of assets upon liquidation, dissolution or winding up.

Under the terms of the Series W Preferred Stock, the ability of the Corporation to pay dividends or distributions on, redeem, purchase or acquire, or make a liquidation payment with respect to its common stock or any preferred stock ranking on parity with or junior to the Series W Preferred Stock is subject to restrictions in the event that the Corporation does not declare dividends on the Series W Preferred Stock for the most recently completed dividend period, or, in the case of a liquidation payment, does not pay to holders of the Series W Preferred Stock the liquidation value of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The terms of the Series W Preferred Stock are more fully described in the Statement, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2023, the Corporation filed the Statement with the Secretary of State of the Commonwealth of Pennsylvania, which became effective upon filing, amending its Amended and Restated Articles of Incorporation to establish the newly authorized Series W Preferred Stock of the Corporation consisting of 15,000 authorized shares.

Holders of Series W Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board”) or a duly authorized committee of the Board, non-cumulative cash dividends based on the liquidation preference (1) from the original issue date of the Series W Preferred Stock to, but excluding, March 15, 2030 (the “first reset date”), at a fixed rate per annum of 6.250%, and (2) from and including the first reset date, during each reset period (as defined below), at a rate per annum equal to the seven-year U.S. Treasury rate (as defined in the Statement) as of the most recent reset dividend determination date (as defined below) plus a spread of 2.808%. If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series W Preferred Stock quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2023. A “reset date” means the first reset date and each date falling on the seventh anniversary of the preceding reset date. Reset dates, including the first reset date, will not be adjusted for business days. A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each successive period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the first day of such reset period.

The Series W Preferred Stock has a liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series W Preferred Stock only to the extent of the Corporation’s assets that are available after satisfaction of all liabilities to depositors and creditors and subject to the rights of holders of any security ranking senior to the Series W Preferred Stock, and pro rata as to the Series W Preferred Stock and any other shares of the Corporation’s stock ranking equally as to such distributions.

The Series W Preferred Stock does not have any maturity date. Accordingly, the Series W Preferred Stock will remain outstanding indefinitely, unless and until the Corporation decides to redeem it. The Series W Preferred Stock is redeemable at the Corporation’s option (1) in whole or in part, from time to time, on any dividend payment date on or after the first reset date, at a redemption price equal to $100,000 per share (equivalent to $1,000 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, or (2) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Statement), at a redemption price equal to $100,000 per share (equivalent to $1,000 per Depositary Share), plus any declared and unpaid dividends and an amount equal to the partial dividend that would have accrued from the prior scheduled dividend payment date to the redemption date. If the Corporation redeems the Series W Preferred Stock, the depositary will redeem a proportionate number of Depositary Shares. The Series W Preferred Stock has no preemptive or conversion rights.

The Series W Preferred Stock has no voting rights except with respect to (1) authorizing, increasing the authorized amount of or issuing senior stock; (2) authorizing adverse changes in the terms of the Series W Preferred Stock; (3) certain merger events; (4) in the case of certain non-payments of dividends only, electing directors; and (5) as otherwise required under Pennsylvania law.

The terms of the Series W Preferred Stock are more fully described in the Statement, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On February 7, 2023, the Corporation closed the public offering of 1,500,000 Depositary Shares pursuant to the Underwriting Agreement. The Depositary Shares and the Series W Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3ASR (File No. 333-261622) (the “Registration Statement”). The following documents are being filed with this report and incorporated by reference into the Registration Statement: (a) the Underwriting Agreement; (b) the Statement; (c) the Deposit Agreement, dated as of February 7, 2023, among the Corporation, Computershare Trust Company, N.A. and Computershare Inc., as depositary, and the holders from time to time of the Depositary Receipts described therein; (d) the Form of Depositary Receipt; and (e) the validity opinion with respect to the Depositary Shares and the Series W Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description	Method of Filing

1.1	Underwriting Agreement, dated as of February 2, 2023	Filed herewith
3.1	Statement with Respect to Shares of the 6.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series W	Filed herewith
4.1
Deposit Agreement, dated as of February 7, 2023, between the Corporation, Computershare Trust Company, N.A. and Computershare Inc., as depositary, and the holders from time to time of the Depositary Receipts described therein
Filed herewith
4.2	Form of Depositary Receipt (included as part of Exhibit 4.1)	Filed herewith
5.1	Opinion of Laura Gleason	Filed herewith
23.1	Consent of Laura Gleason (included in Exhibit 5.1)	Filed herewith
104	The cover page of this Current Report on Form 8-K, formatted as an inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	February 7, 2023	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller